Exhibit T3B.1

Constitution of

BOART LONGYEAR

MANAGEMENT PTY LIMITED

ACN 123 283 545

The Corporations Act

A proprietary company limited by shares

Registered in Victoria

Allens Arthur Robinson

Deutsche Bank Place

Corner Hunter and Phillip Streets

Sydney NSW 2000

Tel 61 2 9230 4000

Fax 61 2 9230 5333

www.aar.com.au

© Copyright Allens Arthur Robinson 2007

Constitution of BOART LONGYEAR MANAGEMENT PTY LIMITED	Allens Arthur Robinson

Table of Contents

1.	Definitions	1
2.	Interpretation	1
3.	Replaceable Rules	2
4.	Proprietary Company Provisions	2
5.	Issue of Securities	2
6.	Directors' Power to Issue Shares	2
7.	Recognition of Third Party Interests	2
8.	Surrender of Securities	3
9.	Joint Holders	3
10.	Certificates	3
11.	Liability to Forfeiture	4
12.	Power to Forfeit	4
13.	Consequences of Forfeiture	4
14.	Lien on Shares	5
15.	Notice of Forfeiture	5
16.	Disposal of Forfeited Shares	6
17.	Sale of Shares to Enforce Lien	6
18.	Application of Proceeds of Sale	6
19.	Transfers After Forfeiture and Sale	6
20.	Directors' Power to Make Calls	7
21.	Interest on Unpaid Amounts	7
22.	Differentiation Between Holders	7
23.	Transfers	7
24.	Directors may Refuse to Register	8
25.	Transfer and Certificate (if any)	8
26.	Transmission on Death	8
27.	Transmission by Operation of Law	9
28.	Power to Alter Share Capital	9
29.	General Meetings	9
30.	Notice of General Meetings	9
31.	Quorum	10
32.	Conduct of Meetings	10
33.	Adjournments	11
34.	Voting at General Meetings	11
35.	Special Meetings	11
36.	Procedure for Polls	11

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Constitution of BOART LONGYEAR MANAGEMENT PTY LIMITED	Allens Arthur Robinson

37.	Chair has Casting Vote	12
38.	Representation and Voting of Shareholders	12
39.	Restriction on Voting Rights	12
40.	Form of Proxy	13
41.	Number of Proxies	13
42.	Validity of Proxies	13
43.	Number of Directors	14
44.	Appointment and Removal	14
45.	No Share Qualification	14
46.	Remuneration	15
47.	Vacation of Office	15
48.	Retirement Allowance for Directors	16
49.	Directors May Lend to the Company	16
50.	Alternate Directors	17
51.	Appointment of a Managing Director	17
52.	Powers of Directors and Managing Director	18
53.	Wholly Owned Subsidiary	18
54.	Proceedings	18
55.	Meetings by Technology	18
56.	Chair of Directors	19
57.	Directors’ Voting Rights and Exercise of Powers	19
58.	Material Personal Interests	20
59.	Committees	21
60.	Written Resolutions	21
61.	Single Director Decisions	21
62.	Defects in Appointments	22
63.	Secretaries	22
64.	Other Officers	22
65.	Seals and their Use	23
66.	Powers to Declare Dividends and Pay Interest	23
67.	Crediting of Dividends	23
68.	Deduction of Unpaid Amounts	23
69.	Distributions in Kind	23
70.	Payment of Distributions	24
71.	Capitalisation of Profits	25
72.	Notices Generally	26
73.	Winding Up	27
74.	Indemnity of Officers, Insurance and Access	27

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Constitution of BOART LONGYEAR MANAGEMENT PTY LIMITED	Allens Arthur Robinson

General

1.	Definitions

The following definitions apply in this Constitution unless the context requires otherwise:

Chair means the person occupying the position of Chair or acting Chair of the Directors under rule 56.

Corporations Act means the Corporations Act 2001 (Cth) and the Corporations Regulations.

Director means a person appointed or elected to the office of Director of the company in accordance with this Constitution and includes any alternate Director acting as a Director and, where the context permits, a sole Director.

Dividend includes an interim dividend.

Employee Member means a member of the company who:

(a)	Is an employee of the company or one of its subsidiaries; or

(b)	was an employee of the company or one of its subsidiaries when they became a member of the company.

person and words importing persons means any person including partnerships, associations and bodies corporate, unincorporated bodies and all other entities or associations recognised by law as well as individuals.

Secretary means a person appointed as, or to perform the duties of, secretary of the company.

Securities includes shares, rights to shares, options to acquire shares and. other securities with rights of conversion to equity.

Shareholder Present means, in connection with a meeting, the shareholder present at the venue or venues for the meeting, in person or by proxy, by attorney or, where the shareholder is a body corporate, by representative.

2.	Interpretation

Headings are for convenience only and do not affect interpretation. The following rules of interpretation apply unless any contrary intention appears In this Constitution or the context requires otherwise.

(a)	The singular includes the plural and conversely.

(b)	Where a word or phrase is defined, its other grammatical forms have a corresponding meaning.

(c)	A reference to any legislation or to any provision of any legislation includes any modification or re-enactment of it, any legislative provision substituted for it, and all regulations and statutory instruments issued under it.

Constitution of BOART LONGYEAR MANAGEMENT PTY LIMITED	Allens Arthur Robinson

(d)	A word or phrase given a meaning in the Corporations Act has the same meaning in this Constitution.

3.	Replaceable Rules

The replaceable rules contained in the Corporations Act do not apply to the company.

4.	Proprietary Company Provisions

(a)	The company is a proprietary company.

(b)	The number of members of the company is limited to 50 non-Employee Members.

Capital

5.	Issue of Securities

Without affecting any special rights conferred on the holders of any Securities, any Securities may be issued with preferred, deferred or other special rights, obligations or restrictions, whether in regard to dividends, voting, return of share capital, payment of calls or otherwise, as the Directors may determine and on any terms the Directors consider appropriate.

6.	Directors’ Power to Issue Shares

Except as provided by contract or this Constitution to the contrary, all unissued shares are under the control of the Directors who may grant options on the shares, issue or otherwise dispose of the shares on the terms and conditions and for the consideration It thinks fit. An Issue of shares of the same class as an existing class of shares is not to be considered to constitute a variation of the rights of the holders of shares in the existing class. Any Director or any person who is an associate of a Director may participate in any issue by the company of Securities.

7.	Recognition of Third Party Interests

(a)	Except as required by law, the company is not bound to recognise a person as holding a Security on any trust.

(b)	Whether or not it has notice of the rights or interests concerned, the company is not bound to recognise:

(i)	any equitable, contingent, future or partial claim to, or Interest in, any Security or unit of a Security; or

(ii)	any other right in respect of a Security,

except an absolute right of ownership of the·security holder or as otherwise provided by this Constitution or by law.

Constitution of BOART LONGYEAR MANAGEMENT PTY LIMITED	Allens Arthur Robinson

8.	Surrender of Securities

In their discretion, the Directors may accept a surrender of Securities by way of compromise of any question as to whether or not those Securities have been validly issued or in any other case where the surrender is within the powers of the company. Any Securities surrendered may be sold or re-issued in the same manner as forfeited shares.

9.	Joint Holders

Where two or more persons are registered as the holders of any Securities, they are considered to hold the Securities as joint tenants with benefits of survivorship subject to the following provisions:

(a)	the company is not bound to register more than three persons as the holders of the Securities- (except in the case of personal representatives of a deceased Security holder);

(b)	the joint holders of the Securities are liable severally as well as jointly in respect of all payments which ought to be made in respect of the Securities;

(c)	on the death of any one of the joint holders, the remaining joint holders are the only persons recognised by the company as having any title to the Securities but the Directors may require evidence of death and the estate of the deceased joint holder is not released from any liability in respect of the Securities;

(d)	any one of the joint holders may give a receipt for any Dividend, bonus or return of capital payable to the joint holders in respect of the Securities;

(e)	only the person whose name stands first in the Securities register as one of the joint holders of the Securities is entitled, if the company determines to issue certificates for Securities, to delivery of a certificate relating to the Securities or to receive notices from the company and any notice given to that person is considered notice to all the joint holders; and

(f)	any one of the joint holders may vote at any meeting of the company either personally or by properly authorised representative, proxy or attorney, in respect of the Securities as if that joint holder was solely entitled to the Securities. If more than one of the joint holders are present personally or by properly authorised representative, proxy or attorney, only the vote of the joint holder whose name appears first in the Securities register counts.

Certificates for Securities

10.	Certificates

Directors may determine to issue certificates for Securities of the company and to cancel any certificates on issue and to replace lost destroyed or defaced certificates on issue on the basis and in the form they determine from time to time.

Constitution of BOART LONGYEAR MANAGEMENT PTY LIMITED	Allens Arthur Robinson

Forfeiture and Lien

11.	Liability to Forfeiture

(a)	If a shareholder fails to pay any sum payable in respect of any shares, either for money payable on issue, calls or instalments, on or before the day for payment, the Directors may serve a notice on the shareholder requiring payment of the unpaid sum, together with interest accrued and all expenses of the company incurred by reason of the non-payment.

(b)	The notice must:

(i)	specify a day (not earlier than 14 days after the date of service of the notice) on or before which and a place where the payment required by the notice is to be made; and

(ii)	state that, if payment is not made by the time and at the place specified, the shares in respect of which the call was made are liable to be forfeited.

12.	Power to Forfeit

If the requirements of a notice served under rule 11 are not complied with, any share in respect of which the notice has been given may at any time afterwards, but before the payment required by the notice has been made, be forfeited by a resolution of the Directors in their discretion to that effect. The forfeiture includes all Dividends, interest and other money payable by the company in respect of the forfeited shares and not paid before the forfeiture.

13.	Consequences of Forfeiture

A person whose shares have been forfeited:

(a)	ceases to be a shareholder in respect of the forfeited shares at the time and on the date of the passing of the Directors' resolution approving the forfeiture;

(b)	has no claims or demands against the company in respect of those shares;

(c)	has no other rights incident to the shares except the rights that are provided by the Corporations Act or saved by this Constitution; and

(d)	remains liable to pay to the company all money that, at the date of forfeiture, was payable by the person to the company in respect of the shares (including, if the Directors determine, interest from the date of forfeiture at the rate the Directors determine). The Directors may enforce the payment of the money or any part of the money for which the shareholder is liable as they determine.

Constitution of BOART LONGYEAR MANAGEMENT PTY LIMITED	Allens Arthur Robinson

14.	Lien on Shares

(a)	The company has a first and paramount lien on every share and on the proceeds of sale of every share for:

(i)	any amount due and unpaid in respect of the share which has been called or is payable at a fixed time;

(ii)	any amounts which remain outstanding on loans made by the company to acquire the share under an employee incentive scheme;

(iii)	an amounts that the company may be called on by law to pay in respect of the share; and

(iv)	reasonable interest and expenses incurred by the company in respect of the unpaid amounts.

(b)	The Directors may at any time exempt a share wholly or in part from the provisions of this rule.

(c)	The lien extends to all Dividends and entitlements declared in respect of the shares but, if the company registers a transfer of any shares on which it has a lien or charge without giving the transferee notice of any claim it may have at that time, the shares are freed and discharged from the lien or charge of the company in respect of that claim. The Directors may retain those Dividends or entitlements and may apply them in or towards satisfaction of all amounts due to the company in respect of which the lien exists.

(d)	No person is entitled to exercise any rights or privileges as a shareholder until the shareholder has paid all calls and instalments of calls and other moneys (including interest) for the time being payable in respect of every share held by the shareholder.

(e)	If any money is paid or payable by the company under any law, the company may refuse to register a transfer of any Securities by the shareholder or the shareholder's personal representative until the money and interest is set off or deducted or, in case the money and interest exceeds the amount of any Dividend, bonus or other money then due or payable by the company to the shareholder, until the excess is paid to the company.

(f)	Nothing in this rule affects any right or remedy which any law confers on the company and any right or remedy is enforceable by the company whether against the shareholder or the shareholder's personal representative.

15.	Notice of Forfeiture

When any share is forfeited, notice of the resolution of the Directors must be given to the shareholder in whose name the share was registered immediately prior to the forfeiture, and an entry of the forfeiture and the date of forfeiture must be made in the Securities register. Failure to give notice or make the entry as required by this rule does not invalidate the forfeiture. At any time before any forfeited share is sold or otherwise

Constitution of BOART LONGYEAR MANAGEMENT PTY LIMITED	Allens Arthur Robinson

disposed of, the Directors may annul the forfeiture of the share on any condition they determine.

16.	Disposal of Forfeited Shares

Any forfeited share is considered the property of the company and the Directors may sell or otherwise dispose of or deal with the share in any manner they determine and with or without any money paid on the share by any former holder being credited as paid up.

17.	Sale of Shares to Enforce Lien

(a)	For the purpose of enforcing a lien, the Directors may self the shares which are subject to the lien in any manner they determine and with or without giving any notice to the shareholder in whose names the shares are registered. The Directors may authorise a person to do everything necessary to transfer the shares sold to the purchaser of the shares.

(b)	The validity of the sale of the shares may not be impeached by any person after the transfer has been registered, and the purchaser is not bound to see to the application of the purchase money.

(c)	The title of the purchaser to the shares is not affected by any irregularity or invalidity in connection with the sale.

(d)	The purchaser is discharged from liability for any calls which may have been due before the purchase of those shares, unless otherwise agreed.

(e)	The remedy of any person aggrieved by the sale is in damages only and against the company exclusively.

18.	Application of Proceeds of Sale

The proceeds of a sale made under a lien may be applied by the company in payment of:

(a)	first, the expenses of the sale; and

(b)	second, that part of the amount in respect of which the lien exists as rs presently payable.

Any residue is to be paid to the person entitled to the shares immediately prior to the sale, on delivery by that person of the certificate, if any, for the shares that have been sold.

19.	Transfers After Forfeiture and Sale

(a)	The company may:

(i)	receive the consideration (if any) given for a forfeited share on any sale or disposition of the share; and

(ii)	effect a transfer of the share in favour of the person to whom the share is sold or disposed of.

Constitution of BOART LONGYEAR MANAGEMENT PTY LIMITED	Allens Arthur Robinson

(b)	On the completion of the transfer, the transferee is to be registered as the holder of the share and is not bound to see to the application of any money paid as consideration.

Call on Shares

20.	Directors' Power to Make Calls

(a)	Subject to the terms of issue of any shares, the Directors may make calls on the shareholders in respect of any money unpaid on the shares.

(b)	The Directors may revoke or postpone a call.

(c)	A call may be required to be paid by instalments.

(d)	A call is made at the time of or as specified in the resolution of the Directors authorising the call.

(e)	The non-receipt of a notice of a call by, or the accidental omission to give notice of a call to, any shareholder does not invalidate the call.

21.	Interest on Unpaid Amounts

(a)	If a sum called or otherwise payable to the company in respect of a share is not paid before or on the day for payment, the person from whom the sum is due must pay:

(i)	interest on the sum from the due date to the time of actual payment at the rate determined by the Directors; and

(ii)	any costs and expenses incurred by the company by reason of non-payment or late payment of the sum.

(b)	The Directors may waive payment of some or all of the interest, costs and expenses under rule 21(a).

22.	Differentiation Between Holders

The Directors may differentiate on the issue of shares between the holders as to the amount of calls to be paid and the times of payment.

Transfer of Securities

23.	Transfers

(a)	No transfer of any Securities may be registered unless a proper instrument of transfer, in writing in the usual or common form or in any form the Directors may prescribe or in a particular case accept, signed by the transferor and the transferee and properly stamped (if necessary) is delivered to the company (but the Directors

Constitution of BOART LONGYEAR MANAGEMENT PTY LIMITED	Allens Arthur Robinson

may dispense with the execution of the instrument by the transferee if the Directors think fit).

(b)	The transferor is considered to remain the holder of the Securities transferred until the name of the transferee is entered on the Securities register.

24.	Directors may Refuse to Register

(a)	The Directors may in their discretion refuse to register any transfer of Securities and may decline to give their reasons and grounds for doing so.

(b)	Where the Directors resolve to refuse to register a transfer of Securities, the Directors must notify the transferee within two months of the date of lodgement of the transfer with the company.

25.	Transfer and Certificate (if any)

(a)	Every transfer must be left for registration at the registered office of the company or any other place the Directors determine. Unless the Directors otherwise determine either generally or in a particular case, the transfer is to be accompanied by the certificate for the Securities to be transferred. In addition, the transfer is to be accompanied by any other evidence which the Directors may require to prove the title of the transferor, the transferor's right to transfer the Securities, execution of the transfer or compliance with the provisions of any law relating to stamp duty.

(b)	Subject to rule 25(a), on each application to register the transfer of any Securities or to register any person as the holder in respect of any Securities transmitted to that person by operation of Jaw or otherwise, the certificate specifying the Securities in respect of which registration is required must be delivered to the company for cancellation and on registration the certificate is considered to have been cancelled.

(c)	Each transfer which is registered may be retained by the company for any period determined by the Directors after which the company may destroy it.

Transmission of Securities

26.	Transmission on Death

(a)	Where a Security holder dies:

(i)	the legal personal representatives of the deceased, where the Security holder was a sole holder or a joint holder holding as a tenant in common; and

(ii)	the survivor or survivors, where the Security holder was a joint holder,

are the only persons recognised by the company as having any title to the Security holder's interest in the Securities of the company (as the case may be).

Constitution of BOART LONGYEAR MANAGEMENT PTY LIMITED	Allens Arthur Robinson

(b)	Subject to the Corporations Act, the Directors may require ..evidence of a Security holder's death as they determine.

(c)	This rule does not release the estate of a deceased joint holder from any liability in respect of any Security that had been jointly held by the holder with other persons.

27.	Transmission by Operation of Law

A person (a transmittee) who establishes to the satisfaction of the Directors that the right to any Securities has devolved on the transmittee by will or by operation of law may be registered as a holder in respect of the Securities or may (subject to the provisions in this Constitution relating to transfers) transfer the Securities. The Directors have the same right to refuse to register the transmittee as if the transmittee was the transferee named in a transfer presented for registration.

Alteration of Capital

28.	Power to Alter Share Capital

The company may reduce or alter its share capital in any manner provided for by the Corporations Act. The Directors may do anything which is required to give effect to any resolution authorising reduction or alteration of the share capital of the company and, without limitation, may make provision for the issue of fractional certificates or sale of fractions of shares and the distribution of net proceeds as they think fit.

General Meetings ·

29.	General Meetings

(a)	A Director may convene a general meeting of the company whenever the Director thinks fit.

(b)	Any Director may cancel any meeting convened by that Director by notice in writing to all persons who were entitled to receive notice of that meeting, except where the cancellation or postponement would be contrary to the Corporations Act. Any failure to give notice of cancellation or postponement does not invalidate the cancellation or postponement or any resolution passed at a postponed meeting.

30.	Notice of General Meetings

A notice of a general meeting is to specify the place and time of the meeting, the general nature of the business to be transacted at the meeting and any other matters required by the Corporations Act. The non-receipt of a notice of any general meeting by, or the accidental omission to give notice to, any person entitled to receive notice does not invalidate any resolution passed at the meeting.

Constitution of BOART LONGYEAR MANAGEMENT PTY LIMITED	Allens Arthur Robinson

31.	Quorum

(a)	No business may be transacted at any general meeting except, subject to rule 32, the election of the Chair unless a quorum of shareholders is present at the time when the meeting proceeds to business.

(b)	Except as otherwise provided in this Constitution, two Shareholders Present constitutes a quorum.

(c)	If there is not a quorum at a general meeting within 30 minutes after the time specified in the notice of the meeting, the meeting is dissolved unless the Chair or the Directors adjourn the meeting to a date, time and place determined by the Chair or the Directors. If no quorum is present at any adjourned meeting within 30 minutes after the time for the meeting, the meeting is dissolved.

32.	Conduct of Meetings

(a)	Subject to rule 32(b), the Chair of Directors or, in the Chair's absence, the deputy Chair is entitled to preside as Chair at every general meeting.

(b)	Where a general meeting is held and:

(i)	there is no Chair or deputy Chair; or

(ii)	the Chair or deputy Chair is not present within 15 minutes after the time appointed for the meeting or does not wish to act as Chair of the meeting,

the Directors present may choose one of their number or, in the absence of all Directors or if none of the Directors present wish to act, the Shareholders Present may elect one of their number to be Chair of the meeting.

(c)	The general conduct of each general meeting of the company and the procedures to be adopted at the meeting are as determined at, during or prior to the meeting by the Chair.

(d)	The Chair may make rulings without putting the question (or any question) to the vote if the Chair considers action is required to ensure the orderly conduct of the meeting.

(e)	At any time the Chair considers it necessary or desirable for the proper and orderly conduct of the meeting, the Chair may demand the cessation of debate or discussion on any business, question, motion or resolution being considered by the meeting and require the business, question, motion or resolution to be put to a vote of the Shareholders Present.

(f)	Any determination by the Chair in relation to matters of procedure (including any procedural motions moved at, or put to, any meeting) or any other matter arising directly or indirectly from the business is final (including any procedural motions moved at, or put to, any meeting). Any challenge to a right to vote (whether on a show of hands or on a poll) or to a determination to allow or disregard to vote may only be made at the meeting and may be determined by the Chair whose decision is final.

Constitution of BOART LONGYEAR MANAGEMENT PTY LIMITED	Allens Arthur Robinson

(g)	If a person purports to cast a vote in contravention of the Corporations Act, the Chair may determine that the vote be disregarded and treated as not having been cast.

(h)	Nothing contained in this rule limits the powers conferred on a Chair by law.

33.	Adjournments

During the course of the meeting the Chair may adjourn the meeting or any business, motion, question or resolution being considered or remaining to be considered by the meeting or any debate or discussion either to a later time at the same meeting or to an adjourned meeting to be held at the time and place determined by the Chair. If the Chair exercises a right of adjournment of a meeting under this rule, the Chair has the sole discretion to decide whether to seek the approval of the Shareholders Present to the adjournment and, unless the Chair exercises that discretion, no vote may be taken by the Shareholders Present in respect of the adjournment. No business may be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place.

34.	Voting at General Meetings

(a)	Each question submitted to a general meeting is to be decided by a show of hands of the Shareholders Present and entitled to vote, unless a poll is demanded.

(b)	Unless a poll is demanded, a declaration by the Chair following a vote on a show of hands that a resolution has been passed or lost is conclusive.

(c)	A poll may be demanded by a shareholder in accordance with the Corporations Act (and not otherwise) or by the Chair. No poll may be demanded on the election of a Chair of a meeting or, unless the Chair otherwise determines, the adjournment of a meeting. A demand for a poll may be withdrawn.

35.	Special Meetings

All the provisions of this Constitution as to general meetings apply to any special meeting of any class of shareholders which may be held under the operation of this Constitution or the Corporations Act.

36.	Procedure for Polls

(a)	When demanded, a poll may be taken in the manner and at the time the Chair directs.

(b)	The result of a poll may be announced in the manner and at the ttme (whether during the relevant meeting or afterwards) as the Chair considers appropriate.

(c)	The result of the poll is the resolution of the meeting at which the poll was demanded.

Constitution of BOART LONGYEAR MANAGEMENT PTY LIMITED	Allens Arthur Robinson

(d)	The demand for a poll does not prevent a meeting from continuing for the transaction of any business other than that on which a poll has been demanded. A poll demanded on any question of adjournment is to be taken at the meeting and without adjournment.

37.	Chair has Casting Vote

In the event of an equality of votes on a show of hands or on a poll, the Chair of the meeting has a casting vote in addition to any vote to which the Chair may be entitled as a shareholder or as a proxy, attorney or properly appointed representative of a shareholder.

38.	Representation and Voting of Shareholders

Subject to this Constitution and any rights or restrictions for the time being attached to any class or classes of shares:

(a)	at meetings of shareholders or classes of shareholders each shareholder entitled to attend and vote may attend and vote in person or by proxy, by attorney or (where the shareholder is a body corporate) by representative;

(b)	on a show of hands:

(i)	subject to rule 38(b)(ii) and (iii), each Shareholder Present has one vote;

(ii)	where a shareholder has appointed more than one person as representative, proxy or attorney for the shareholder, none of the representatives, proxies or attorneys is entitled to vote; and

(iii)	where a person is entitled to vote because of rule 38(b)(i) in more than 1 capacity, that person is entitled only to one vote; and

(c)	on a poll, only Shareholders Present may vote and every Shareholder Present having the right to vote on the resolution has:

(i)	one vote for each fully paid share they hold; and

(ii)	in the case of a partly paid share, that fraction of a vote equivalent to the proportion which the amount paid up (not credited) on that shareholder's share bears to the total amount paid and payable for that share (excluding amounts credited). Amounts paid in advance of a call are ignored when calculating the proportion.

39.	Restriction on Voting Rights

A shareholder is not entitled to attend or vote at a general meeting unless all calls and other sums presently payable by the shareholder in respect of shares have been paid.

Constitution of BOART LONGYEAR MANAGEMENT PTY LIMITED	Allens Arthur Robinson

40.	Form of Proxy

(a)	A shareholder who is entitled to attend and vote at a meeting of the company may appoint a person as a proxy to attend and vote for the shareholder in accordance with the Corporations Act but not otherwise. A proxy appointed in accordance with the Corporations Act to attend and vote may exercise the rights of the shareholder on the basis and subject to the restrictions provided in the Corporations Act but not otherwise.

(b)	A form of appointment of a proxy is valid if it is in accordance with the Corporations Act or in any form (including electronic) which the Directors may prescribe or accept.

(c)	Any appointment of proxy under this rule 40 which is incomplete may be completed by the Secretary on the authority of the Directors and the Directors may authorise completion of the proxy by the insertion of the name of any Director as the person in whose favour the proxy is given.

(d)	Where a notice of meeting provides for electronic lodgement of proxies, a proxy lodged at the electronic address specified in the notice is taken to have been received at the registered office and validated by the shareholder if there is compliance with the requirements set out in the notice.

41.	Number of Proxies

(a)	A shareholder may appoint not more than two proxies. A proxy need not be a shareholder.

(b)	If the Shareholder appoints two proxies and the appointment does not specify the proportion or number of the shareholder's votes each proxy may exercise, each proxy may exercise half of the votes.

(c)	If a shareholder appoints two proxies, neither proxy shall be entitled to vote on a show of hands. Otherwise, a proxy is entitled to vote on a show of hands.

42.	Validity of Proxies

(a)	A vote exercised in accordance with the terms of an Instrument of proxy, a power of attorney or other relevant instrument of appointment is valid despite:

(i)	the previous death or unsoundness of mind of the principal;

(ii)	the revocation of the instrument (or of the authority under which the instrument was executed) or the power; or

(iii)	the transfer of the share in respect of which the instrument or power is given,

If no notice in writing of the death, unsoundness of mind, revocation or transfer (as the case may be) has been received by the company at its registered office before

Constitution of BOART LONGYEAR MANAGEMENT PTY LIMITED	Allens Arthur Robinson

the commencement of the meeting, or adjourned meeting at which the instrument is used or the power is exercised.

(b)	A proxy is not revoked by the principal attending and taking part in the meeting unless the principal actually votes at the meeting on a resolution for which the proxy is proposed to be used.

(c)	Voting instructions given by a shareholder to a Director or employee of the company who is appointed as proxy (Company Proxy) are valid only if contained in the form of appointment of the Company Proxy or, in the case of new instructions or variations to earlier instructions, the new or varied instructions are only valid if either they are received at the registered office of the company before the meeting or adjourned meeting by a notice in writing signed by the shareholder or they are otherwise validated by the shareholder in a manner acceptable to the Directors in their discretion prior to the commencement of the meeting.

Directors

43.	Number of Directors

The number of Directors (not including alternate Directors) must be not less than one. Each Director is to be a natural person.

44.	Appointment and Removal

(a)	The first Director or Directors of a company are the persons specified in the application to register a company lodged under the Corporations Act and who have consented to become Directors of the company.

(b)	The holder or holders of a majority of the issued shares in the capital of the company conferring the right to vote at all general meetings of the company may appoint any person to be a Director to fill a vacancy or as an addition to the existing Directors or remove a Director from office.

(c)	The Directors (or, where there is only one Director in office at the relevant time, that Director) may appoint any person to be a Director to fill a vacancy or as an addition to the existing Directors.

(d)	Any appointment or removal of a Director by the members must be in writing signed by or on behalf of the holder or holders of a majority of the issued shares in the capital of the company conferring the right to vote at all general meetings of the company. Any such appointment or removal will take effect immediately on delivery of the instrument of appointment or removal to the registered office of the company.

45.	No Share Qualification

Directors are not required to hold shares in the capital of the company.

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46.	Remuneration

(a)	The Directors are to be paid for their services as Directors.

(b)	As remuneration for services, each Director is to be paid out of the funds of the company a sum per annum (accruing from day to day) determined by the company in general meeting. The Directors may determine to suspend, reduce or postpone payment of any remuneration if it thinks fit. The expression remuneration in this rule does not include any amount which may be paid by the company under any of rules 46(e), 46(f), 48 and 74.

(c)	A Director who is remunerated as an executive Director shall not be paid fees under rule 46(a).

(d)	The remuneration to be paid or provided under rule 46(a) is to be divided among the Directors in the proportions as they may agree or, If they cannot agree, equally among them.

(e)	The Directors are also entitled to be paid or reimbursed for all travelling and other expenses properly incurred by them in attending and returning from any meeting of the Directors, committee of the Directors, general meeting of the company or otherwise in connection with the business or affairs of the company.

(f)	If any Director, with the approval of the Directors, performs extra services or makes any special exertions for the benefit of the company, the Directors may approve the payment to that Director of special and additional remuneration as the Directors determine having regard to the value to the company of the extra services or special exertions. Any special or additional remuneration must not include a commission on or percentage of profits or operating revenue or turnover.

(g)	A Director may be engaged by the company in any other capacity (other than auditor) and may be appointed on terms as to remuneration, tenure of office and otherwise as may be agreed by the Directors.

47.	Vacation of Office

(a)	In addition to the circumstances in which the office of a Director becomes vacant under the Corporations Act, the office of a Director becomes vacant if the Director:

(i)	becomes of unsound mind or a person whose person or estate is liable to be dealt with in any way under the law relating to mental health;

(ii)	resigns by notice in writing to the company;

(iii)	is absent without the consent of the Directors from meetings of the Directors held during a continuous period of six months; or

(iv)	dies.

(b)	The office of a Director who is an employee of the company or any of its subsidiaries is terminated on the Director ceasing to be employed but the person concerned is eligible for reappointment or re-election as a Director of the company.

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48.	Retirement Allowance for Directors

(a)	The company may pay, provide or make any payment, pension, retiring allowance or other benefit (whether in the form of shares in the company, shares in any other corporations or otherwise) to any Director of the company or any other person in connection with the Director's retirement, resignation from or loss of office or death while in office.

(b)	Subject to rule 48(a) the Directors may:

(i)	make contracts or arrangements with a Director or a person about to become a Director of the company under which the Director or any person nominated by the Director is paid or provided with a payment, pension, retiring allowance or other benefit (whether in the form of shares in the company, shares in any other corporation or otherwise) on or after the Director or person about to become a Director ceases to hold office for any reason; and

(ii)	establish any fund or scheme to provide payments, pensions, retiring allowances or other benefits (whether in the form of shares in the company, shares in any other corporation or otherwise) for:

(A)	Directors, on them ceasing to hold office; or

(B)	any person including a person nominated by the Director, in the event of the Director’s death while in office,

and from time to time pay to the fund or scheme any sum as the company considers necessary to provide those benefits.

(c)	Without limiting rules 48(a) and 48(b), the company may pay superannuation contributions for each Director to the extent necessary for the avoidance or minimisation of any penalty, charge, tax, or other impost on the company under any applicable legislation which imposes a penalty, charge, tax or other impost on employers if a minimum level of superannuation contributions is not paid for an employee (within the meaning of the legislation).

(d)	The company may authorise any subsidiary to make a similar contract or arrangement with its Directors and maintain any fund or scheme, whether or not all or any of the Directors of the subsidiary are also Directors of the company.

49.	Directors May Lend to the Company

Any Director may lend money to the company at interest with or without security or may, for a commission or profit, guarantee the repayment of any money borrowed by the company and underwrite or guarantee the subscription of Securities of the company or of any corporation in which the company may be interested without being disqualified in respect of the office of Director and without being liable to account to the company for the commission or profit.

Constitution of BOART LONGYEAR MANAGEMENT PTY LIMITED	Allens Arthur Robinson

50.	Alternate Directors

Subject to this Constitution, each Director may appoint any person (who, if there are other Directors, is approved by a majority of the other Directors) to act as an alternate Director in the Director's place, either for a stated period or until the happening of a specified event, whenever by absence or illness or otherwise the Director is unable to attend to duties as a Director. The appointment must be in writing and signed by the Director and a copy of the appointment must be given to the registered office or to a meeting of the Directors. The appointment takes effect on (if there are other Directors) approval by a majority of the other Directors or where the approval has been granted at any later time specified in the appointment. The following provisions apply to any alternate Director:

(a)	the appointment of the alternate Director is terminated or suspended on receipt at the registered office of notice in writing from the Director by whom the alternate Director was appointed;

(b)	the alternate Director is entitled to receive notice of meetings of the Directors and to attend and vote at the meetings if the Director by whom the alternate Director was appointed is not present;

(c)	the alternate Director is entitled to exercise all the powers (except the power to appoint an alternate Director) and perform all the duties of a Director, to the extent the Director by whom the alternate Director was appointed has not exercised or performed them or they have not been limited by the instrument appointing the alternate Director;

(d)	the alternate Director is not, unless the Directors otherwise determine, (without affecting the right to reimbursement for expenses under rule 46(e)) entitled to receive any remuneration as a Director from the company, and any remuneration (not including remuneration authorised by the Directors or reimbursement for expenses) paid to the alternate Director by the company is to be deducted from the remuneration of the Director by whom the alternate Director was appointed;

(e)	the office of the alternate Director is terminated on the death of, or termination of office by, the Director by whom the alternate Director was appointed;

(f)	the alternate Director is not to be taken into account in determining the number of Directors; and

(g)	the alternate Director is, while acting as a Director, responsible to the company for the alternate Director's own acts and defaults and is not the agent of the Director by whom the alternate Director was appointed.

Managing Director and Powers of Directors

51.	Appointment of a Managing Director

(a)	The Directors may appoint one or more Directors to the office of Managing Director for the period and on the terms as they determine. Subject to the terms of any

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agreement entered into in a particular case, the Directors may at any time revoke any appointment, with or without cause.

(b)	A Managing Director's appointment automatically terminates if the Managing Director ceases for any reason to be a Director.

52.	Powers of Directors and Managing Director

(a)	The business of the company is managed by the Directors, who may exercise all powers of the company which are not, by the law or this Constitution, required to be exercised by the company in general meeting.

(b)	The Directors may, on the terms and conditions and with any restrictions as they determine, delegate to a Managing Director any of the powers exercisable by them and may at any time withdraw, suspend or vary any of those powers conferred on the Managing Director.

53.	Wholly Owned Subsidiary

At any time when the company is a wholly-owned subsidiary of a body corporate (the Holding Company), each Director is authorised to act in the best interests of the Holding Company.

Proceedings of Directors

54.	Proceedings

(a)	The Directors may meet together for the dispatch of business and adjourn and otherwise regulate their meetings as they determine.

(b)	Until otherwise determined by the Directors, two Directors form a quorum. A Director’s meeting may be called by a Director giving reasonable notice to every other Director. A notice may be given by mail (electronic or otherwise), personal delivery or facsimile transmission to the usual place of business or residence of the Director or at any other address given to the Secretary by the Director or by any technology agreed by all the Directors.

55.	Meetings by Technology

(a)	For the purposes of the Corporations Act, each Director, by consenting to be a Director (or by reason of the adoption of this Constitution), consents to the use of each of the following technologies for holding a Directors meeting:

(i)	video;

(ii)	telephone;

(iii)	electronic mail;

Constitution of BOART LONGYEAR MANAGEMENT PTY LIMITED	Allens Arthur Robinson

(iv)	any other technology which permits each Director to communicate with every other Director; or

(v)	any combination of these technologies.

A Director may withdraw the consent given under this rule in accordance with the Corporations Act.

(b)	Where the Directors are not all in attendance at 1 place and are holding a meeting using technology and each Director can communicate with the other Directors:

(i)	the participating Directors are, for the purpose of every provision of this Constitution concerning meetings of the Directors, taken to be assembled together at a meeting and to be present at that meeting; and

(ii)	all proceedings of those Directors conducted in that manner are as valid and effective as if conducted at a meeting at which all of them were physically present in the 1 location.

56.	Chair of Directors

(a)	The Directors may elect one of their number as their Chair and may decide the period for which the Chair is to hold office as Chair. References to the Chair in this Constitution include, in the absence of the Chair, the deputy Chair (unless the context otherwise requires).

(b)	Where a meeting of Directors is held and:

(i)	a Chair has not been elected as provided by rule 32(a); or

(ii)	the Chair is not present at the time appointed for the holding of the meeting or does not wish to Chair the meeting,

the deputy Chair is Chair of the meeting or, if rule 32(b)(i) or 32(b)(ii) applies to the deputy Chair, the Directors present may elect one of their number to be Chair of the meeting.

57.	Directors' Voting Rights and Exercise of Powers

(a)	Subject to this Constitution, questions arising at a meeting of Directors are decided (where there is more than one Director of the company) by a majority of votes of Directors present and voting.

(b)	In the case of an equality of votes, the Chair of the meeting has a casting vote in addition to the Chair's deliberative vote.

(c)	Subject to rule 58 and the Corporations Act, a Director:

(i)	who has an interest in a matter may vote in respect of that matter if it comes before the Directors and be counted as part of the quorum;

(ii)	may enter into contracts with, or otherwise have dealings with, the company; and

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(iii)	may hold other offices in the company.

(d)	A Director is not liable to account to the company for any profit realised by any contract or arrangement, by reason only of holding the office of Director or of the fiduciary relationship established by the office.

(e)	Subject to the Corporations Act, a Director or any person who is an associate of a Director may participate in any issue by the company of financial products.

(f)	Despite having an interest in any contract or arrangement a Director may participate in the execution of any document evidencing or connected with the contract or arrangement, whether by signing, sealing or otherwise.

58.	Material Personal Interests

(a)	A Director is not disqualified from the Director's office by contracting with the company or any related body corporate of the company in any capacity by reason of holding of the office of Director.

(b)	In relation to a contract or arrangement in which a Director has a material personal interest:

(i)	the fact that the Director signed the document evidencing the contract or arrangement will not in any way affect its validity;

(ii)	a contract or arrangement made by the company or any related body corporate with a Director may not be avoided merely because the Director is a party to the contract or arrangement or otherwise interested in it; and

(iii)	the Director will not be liable to account to the company for any profit derived in respect of the contract or arrangement merely because of the Director's office or the fiduciary relationship it entails.

(c)	If a Director has a material personal interest in a matter that relates to the affairs of the company and that interest has been disclosed in accordance with the Corporations Act or is of a type that does not require disclosure:

(i)	the Director may vote on matters that relate to the interest; and

(ii)	any transactions that relate to the interest may proceed; and

(iii)	the Director can retain benefits from the transaction even though the Director has the interest; and

(iv)	the company cannot avoid the transaction merely because of the existence of the interest.

(d)	If the material personal interest of a Director requires disclosure in accordance with the Corporations Act, rule 58(c)(iii) and rule 58(c)(iv) only apply if the disclosure is made before the transaction is entered into.

(e)	Nothing in the preceding provisions of this rule affects the duty of a Director who holds any office or possesses any property whereby, directly or indirectly, duties or interests might be created in conflict with the Directors' duties or interests as a

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Director, to declare at a meeting of Directors, the fact and the nature, character and extent of the conflict.

(f)	Rules 58(d) and (e) do not apply to a Director who is a sole Director of the company.

59.	Committees

(a)	The Directors may delegate any of their powers to committees consisting of any one or more Directors or any other person or persons as the Directors think fit. In the exercise of delegated power, any committee formed or person or persons appointed to the committee must conform to any regulations that may be imposed by the Directors. A delegate of the Directors may be authorised to sub-delegate any of the powers for the time being vested in the delegate.

(b)	The meetings and proceedings of any committee are to be governed by the provisions of this Constitution for regulating the meetings and proceedings of the Directors so far as they are applicable and are not in conflict with or superseded by, any regulations made by the Directors under rule 59(a).

(c)	Nothing in this rule 59 limits the power of the Directors to delegate.

60.	Written Resolutions

A resolution in writing signed by all Directors or a resolution in writing which has been given to all Directors and which is signed by a majority of the Directors entitled to vote on the resolution (not being less than the number required for a quorum at a meeting of the Directors) is a valid resolution of the Directors and is effective when signed by the last of all the Directors or the last of the Directors constituting the majority, as required. The resolution may consist of several documents in the same form each signed by one or more of the Directors. For the purposes of this rule 60 the references to Directors Include any alternate Director for the time being present in Australia who is appointed by a Director not for the time being present in Australia but do not include any other alternate Director. A facsimile transmission or other document produced by mechanical or electronic means under the name of a Director with the Director's authority is considered a document in writing signed by the Director and is deemed to be signed when received in legible form.

61.	Single Director Decisions

(a)	Where the Directors consist of one person only, nothing in this Constitution limits the powers of that person under the Corporations Act to:

(i)	pass a resolution; or

(ii)	make a declaration,

by recording it and signing the record.

(b)	Where the Directors or a committee consists of 1 person only, a document signed by that person which records a decision of the person:

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(i)	constitutes a decision of the Directors or committee as the case may be, and is valid and effective as if it were a decision made at a meeting of Directors or the committee; and

(ii)	has effect as a minute of that decision.

62.	Defects in Appointments

(a)	All actions at any meeting of the Directors or by a committee or by any person acting as a Director are, despite the fact that it is afterwards discovered that there was some defect in the appointment of any of the Directors or the committee or the person acting as a Director or that any of them were disqualified, as valid as if every person had been properly appointed and was qualified and continued to be a Director or a member of the committee.

(b)	If the number of Directors is reduced below the minimum number fixed under this Constitution, the continuing Directors may act for the purpose of increasing the number of Directors to that number or of calling a general meeting of the company but for no other purpose.

Secretaries and Other Officers

63.	Secretaries

(a)	A Secretary of the company holds office on the terms and conditions, as to remuneration and otherwise, as the Directors decide.

(b)	The Directors may at any time terminate the appointment of a Secretary.

(c)	Where the company has one Director only and that Director is also the Secretary of the company, the members may terminate the appointment of the Secretary.

64.	Other Officers

(a)	The Directors may from time to time:

(i)	create any other position or positions in the company with the powers and responsibilities as the Directors may from time to time confer; and

(ii)	appoint any person, whether or not a Director, to any position or positions created under rule 64(a)(i).

(b)	The Directors may at any time terminate the appointment of a person holding a position created under rule 64(a)(i) and may abolish the position.

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Seals

65.	Seals and their Use

(a)	The company may have a common seal and a duplicate common seal which are to be used by the company as determined by the Directors.

(b)	If the company has a sole Director and no Secretary, a document will be taken to be duly executed by the company if it is signed by that Director.

Dividends, Interest and Reserves

66.	Powers to Declare Dividends and Pay Interest

(a)	Subject to any special rights or restrictions attached to any shares, the Directors may determine that a Dividend is payable.

(b)	No Dividend bears interest against the company.

67.	Crediting of Dividends

(a)	Subject to any special rights or restrictions attached to any shares. every Dividend is to be paid according to the amounts paid or credited as paid on the shares.

(b)	An amount paid or credited as paid on a share in advance of a call is not taken for the purposes of rule 67(a) to be paid or credited as paid on the share.

(c)	Subject to any special rights or restrictions attached to any shares, the Directors may from time to time resolve that Dividends are to be paid out of a particular source or particular sources, and in those circumstances the Directors may in their absolute discretion:

(i)	allow each or any shareholder to elect from which specified sources that particular shareholder's Dividend may be paid by the company; and

(ii)	where elections are permitted and any shareholder fails to make an election, identify the particular source from which Dividends are payable:

68.	Deduction of Unpaid Amounts

The Directors may apply any part of any Dividend otherwise payable to a shareholder towards satisfaction of all sums of money presently payable by the shareholder to the company on account of calls or otherwise in relation to shares in the company.

69.	Distributions in Kind

(a)	The Directors may, when declaring a Dividend, direct payment of the Dividend wholly or partly by the distribution of specific assets including paid up shares in or debentures of another body corporate.

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(b)	Where a difficulty arises in regard to a distribution under rule 69(a), the Directors may:

(i)	settle the matter as they determine and fix the value for distribution of the specific assets or any part of those assets;

(ii)	decide that cash payments may be made, and make the payments to any shareholders on the basis of the value frxed by them in order to appropriately adjust the rights of all shareholders as the Directors determine in their discretion; or

(iii)	vest any specific assets in trustees.

70.	Payment of Distributions

(a)	Any Dividend, interest or other money payable in cash in respect of Securities may be paid by any of the following means, in the company's discretion, at the sole risk of the intended recipient:

(i)	by cheque sent through the post directed to:

(A)	the address of the Security holder as shown in the Securities register or, in the case of joint holders, to the address shown in the Securities register as the address of the joint holder first named in that Securities register; or

(B)	to any other address as the Security holder or joint holders in writing directs or direct; or

(ii)	by electronic funds transfer to an account with a bank or other financial institution nominated by the Security holder and acceptable to the company; or

(iii)	by any other means determined by the Directors; or

otherwise be disposed of according to law.

(b)	Payments of Dividends and other distributions by the company may be made in Australian dollars or any other currency determined by the Directors in their discretion. Payments in different currencies may be made to different Security holders as determined by the Directors in their discretion. If a payment is made in a currency other than Australian dollars, the Directors may determine in their discretion the appropriate exchange rate and the time of calculation to calculate the amount payable in the relevant currency. The determinations of the Directors are, In the absence of manifest error, final.

(c)	Subject to law, all Dividends unclaimed may be invested or otherwise used by the Directors for the benefit of the company until claimed or otherwise disposed of according to law.

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Capitalisation of Profits

71.	Capitalisation of Profits

(a)	The company in general meeting or the Directors may resolve:

(i)	to capitalise any sum, being the whole or a part of the amount for the time being standing to the credit of any reserve account, profit and loss account or otherwise available for distribution to Security holders; and

(ii)	that the sum referred to in rule 71(a)(i) be applied, in any of the ways mentioned in rule 71(b), for the benefit of Security holders in full satisfaction of their interest in the capitalised sum, in the proportions to which those Security holders would have been entitled in a distribution of that sum by way of Dividend or if there is no proportional entitlement, as the Directors determine.

(b)	The ways in which a sum may be applied for the benefit of Security holders under rule 71(a) are:

(i)	in paying up any amounts unpaid on Securities held by Security holders;

(ii)	in paying up in full unissued Securities to be issued to Security holders as fully paid;

(iii)	partly as mentioned in rule 71 (b)(i) and partly as mentioned in rule 71 (b)(ii); or

(iv)	any other application permitted by law.

(c)	Where the conditions of Issue of a partly paid Security provide, the holder is entitled to participate in any application of a sum under rule 71(b) to a greater extent than would have been the case had those funds been distributed by Dividend but not to any greater extent than permitted by the terms of issue.

(d)	The Directors may do all things they consider necessary to give effect to the resolution and, in particular, to the extent they consider necessary to adjust the rights of the Security holders amongst themselves, may:

(i)	fix the value for distribution of the specific assets or any part of those assets;

(ii)	issue fractional certificates or make cash payments in cases where Securities become Issuable in fractions or determine that fractions may be disregarded or that any fractional entitlements are to be increased to the next whole number;

(iii)	vest any cash or specific assets in trustees on trust for the persons entitled as they determine; and

(iv)	authorise any person to make, on behalf of all the Security holders entitled to any further Securities on the capitalisation, an agreement with the company providing for the issue to them, credited as fully paid up, of any further Securities or for the payment by the company on their behalf the

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amounts or any part of the amounts remaining unpaid on their existing Securities by the application of their respective proportions of the sum resolved to be capitalised and any agreement made under that authority is effective and binding on all the Security holders concerned.

Notices

72.	Notices Generally

(a)	Any Security holder who has not left at or sent to the registered office, a place of address or an electronic mail address (for registration in the register) at or to which all notices and documents of the company may be served or sent is not entitled to receive any notice.

(b)	A notice may be given by the company to any Security holder by, in its discretion:

(i)	serving it on the Security holder personally;

(ii)	sending it by post to the Security holder or leaving it at the Security holder's address as shown in the Securities register or the address supplied by the Security holder to the company for the giving of notices;

(iii)	sending It to the fax number supplied by the Security holder to the company for the giving of notices;

(iv)	sending it electronically to the electronic mail address given by the Security holder to the company for giving notices; or

(v)	serving it in any manner contemplated in this rule 72(a) on a Security holder's attorney as specified by the Security holder in a notice given under rule 72(b).

(c)	By written notice to the Secretary left at or sent to the registered office or Securities registry, a Security holder may request that all notices to be given by the company or the Directors be served on the Security holder's attorney at an address specified in the notice and the company may do so in its discretion.

(d)	Notice to a Security holder whose address for notices is outside Australia may be sent by airmail, air courier, fax or electronic mail.

(e)	Any notice sent by post is considered to have been served at the expiration of 24 hours after the envelope containing the notice is posted and, in proving service, it is sufficient to prove that the envelope containing the notice was properly addressed and posted. Any notice served on a Security holder personally or left at the Security holder's registered address is considered to have been served when delivered. Any notice served on a Security holder by facsimile or other electronic transmission is considered to have been served when the transmission is sent.

(f)	Every person who, by operation of law, transfer or any other means, becomes entitled to be registered as the holder of any Securities is bound by every notice which, prior to the person's name and address being entered in the Securities

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register in respect of the Securities, was properly given to the person from whom the person derived title to those Securities.

(g)	A notice served in accordance with this Constitution is (despite the fact that the Security holder is then dead and whether or not the company has notice of the Security holder's death) considered to have been properly served in respect of any registered Securities, whether held solely or jointly with other persons by the Security holder, until some other person is registered in the Security Holder's place as the holder or joint holder. The service is sufficient service of the notice or document on the Security holder's personal representative and any persons jointly interested with the Security holder in the Securities.

Winding Up

73.	Winding Up

(a)	If the company is wound up, whether voluntarily or otherwise, the liquidator may divide among all or any of the contributories as the liquidator thinks fit in kind any part of the assets of the company, and may vest any part of the assets of the company in trustees on any trusts for the benefit of all or any of the contributories as the liquidator thinks fit.

(b)	Any division may be otherwise than in accordance with the legal rights of the contributories and, in particular, any class may be given preferential or special rights or may be excluded altogether or in part, but if any division ·otherwise than in accordance with the legal rights of the contributories is determined, any contributory who would be prejudiced by the division has a right to dissent and ancillary rights as if the determination were a special resolution passed under the Corporations Act relating to the sale or transfer of the company's assets by a liquidator in a voluntary winding up.

(c)	If any shares to be divided in accordance with rule 73(b) involve a liability to calls or otherwise, any person entitled under the division to any of the shares may, by notice in writing within 10 business days after the passing of the special resolution, direct the liquidator to sell the person's proportion and pay the person the net proceeds and the liquidator is to act accordingly, if practicable.

Indemnity

74.	Indemnity of Officers, Insurance and Access

(a)	The company is to indemnify each officer of the company out of the assets of the company to the relevant extent against any liability incurred by the officer in or arising out of the conduct of the business of the company or in or arising out of the discharge of the duties of the officer.

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(b)	Where the Directors consider it appropriate, the company may execute a documentary indemnity in any form in favour of any officer of the company or a subsidiary.

(c)	Where the Directors consider it appropriate, the company may:

(i)	make payments by way of premium in respect of any contract effecting insurance on behalf or in respect of an officer of the company or a subsidiary against any liabillty incurred by the officer in or arising out of the conduct of the business of the company or in or arising out of the discharge of the duties of the officer; and

(ii)	bind itself in any contract or deed with any officer of the company to make the payments.

(d)	Where the Directors consider it appropriate, the company may:

(i)	give a former Director access to certain papers, including documents provided or available to the Directors and other papers referred to in those documents; and

(ii)	bind itself in any contract with a Director or former Director to give the access.

(e)	In this rule 74:

(i)	officer means:

(A)	a Director or Secretary, executive officer or employee; or

(B)	a person appointed as a trustee by, or acting as a trustee at the request of, the company,

and includes a former officer.

(ii)	duties of the officer includes, in any particular case where the Directors consider it appropriate, duties arising by reason of the appointment, nomination or secondment in any capacity of an officer by the company or, where applicable, the subsidiary of the company to any other corporation.

(iii)	to the relevant extent means:

(A)	to the extent the company is not precluded by law from doing so;

(B)	to the extent and for the amount that the officer is not otherwise entitled to be indemnified and is not actually indemnified by another person (including, but without limitation, a subsidiary or an insurer under any Insurance policy); and

(C)	where the liability is incurred in or arising out of the conduct of the. business of another corporation or in the discharge of the duties of the officer in relation to another corporation, to the extent and for the amount that the officer is not entitled to be indemnified and is not actually indemnified out of the assets of that corporation.

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(iv)	liability means all costs, charges, losses, damages, expenses, penalties and liabilities of any kind including, in particular, legal costs incurred in defending any proceedings (whether criminal, civil, administrative or judicial) or appearing before any court, tribunal, government authority or other body.

*    *    *     *

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CONSENT TO TERMS OF THIS CONSTITUTION

The person named below as a member consents to becoming a member of the company, agrees to the terms of this constitution and agrees to take up the number of the class of shares set out against the member’s name for the amount specified which will be fully paid on registration.

	Number and class of	Amount	Amount
	shares the member	paid per	unpaid
Name of member	agrees to take	share	per share

BOART LONGYEAR HOLDINGS LIMITED	1 ORDINARY	$1.00	$0.00

DATED:	December 2006

Executed in accordance with section 127 of
the Corporations Act 2001 by BOART
LONGYEAR HOLDINGS LIMITED:

/s/ Nick Atkins	/s/ Robin [Illegible]
Director Signature	Director/Secretary Signature

NICK ATKINS	ROBIN [Illegible]
Print Name	Print Name

Boart Longyear Management Pty Limited
(ACN 123 283 545)

Minutes of a circulating resolution of the sole member of Boart Longyear Management Pty Limited (the Company) under section 249B of the Corporations Act

In accordance with section 249B of the Corporations Act 2001 (Cth), we, the undersigned, being the sole member of the Company entitled to vote on the resolution, state that we are in favour of the resolution set out in paragraph 2 below.

1.	Amendment to Constitution

In order to secure facilities provided under a Credit Agreement dated 29 July 2011, between, amongst others, the Company and Bank of America, N.A., as amended by the Fourth Amendment to Credit Agreement, dated 28 June 2013, the sole member of the Company has provided or will provide in favour of Bank of America, N.A., security over its assets, including shares of the Company. Bank of America, N.A. requires various amendments to the Constitution of the Company to be made to remove potential limitations on its ability to register a transfer of shares in the Company on enforcement of the rights of Bank of America, N.A. under its security.

2.	Special resolution

The sole member resolves (by special resolution) that the following new rule be inserted in the Company’s Constitution in rule 24 after paragraph (b):

"(c)	Despite any other provision of this Constitution, where a shareholder of the company has granted over all or any of its shares in the company a mortgage, charge, lien, pledge or other security for the payment of a monetary obligation or the observance of any other obligation (a Security Interest) the Directors must register any transfer of shares left for registration where the transfer is:

1.	in favour of a person entitled to the benefit of any Security Interest or a person acting as any receiver, receiver and manager, trustee, nominee, agent or attorney of that person (each a Mortgagee); or

2.	by or on behalf of a Mortgagee to any third party upon disposal or realisation of any share or shares following the Mortgagee becoming entitled to exercise or enforce its right under any such Security Interest.

(d)	The Directors may rely on the certificate of that person that the shares were so secured and/or that the Security Interest has become enforceable as conclusive evidence of that fact."

Boart Longyear Management Pty Limited – Minutes of Circulating Resolution of Sole Member

Executed in accordance with section 127 of

the Corporations Act 2001 by Boart

Longyear Limited (ACN 123 052 728) in the

presence of:

/s/ Richard O’Brien	/s/ Fabrizio R. Rasetti
Director Signature	Director/Secretary Signature

Richard O’Brien	Fabrizio R. Rasetti
Print Name	Print Name

23/08/2013 12:45 p.m.	23/08/2013 12:14 p.m.
Date and time	Date and time

Signed as the Minutes of the passing of the above resolution

/s/ Fabrizio R. Rasetti
Director of Boart Longyear Management
Pty Limited (ACN 123 283 545)

23/08/2013
Dated

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